                                                                    EXHIBIT 11

                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three month period ended March 31, 1999 and 1998.

                                                                     THREE MONTHS ENDED MARCH 31
                                                                     ---------------------------
                                                                         1999          1998
                                                                         ----          ----
Basic net income                                                     $  274,037     $  238,507

Basic earnings on common shares                                      $  274,037     $  238,507
                                                                     ----------     ----------
                                                                     ----------     ----------

Weighted average common shares outstanding - basic                    1,367,188      1,153,682
                                                                     ----------     ----------
                                                                     ----------     ----------


Basic earnings per common share                                      $      .20     $      .21
                                                                     ----------     ----------
                                                                     ----------     ----------

Basic net income per common share                                    $      .20     $      .21
                                                                     ----------     ----------
                                                                     ----------     ----------


Diluted net income                                                   $  274,037     $  238,507

Diluted earnings on common shares                                    $  274,037     $  238,507
                                                                     ----------     ----------
                                                                     ----------     ----------

Weighted average common shares outstanding - diluted                  1,459,060      1,226,844
                                                                     ----------     ----------
                                                                     ----------     ----------

Diluted earnings per common share                                    $      .19     $      .20
                                                                     ----------     ----------
                                                                     ----------     ----------

Diluted net income per common share                                  $      .19     $      .20
                                                                     ----------     ----------
                                                                     ----------     ----------

                          APPALACHIAN BANCSHARES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                                                 THREE MONTHS ENDED MARCH 31
                                                                                                 ---------------------------
                                                                                                    1999              1998
                                                                                                    ----              ----
   Net income                                                                                     $ 274,037         $ 238,507
   Other comprehensive, net of tax:
       Unrealized gains on securities:
             Unrealized holding gains (losses) arising during the period                           (256,663)           81,654
       Less: reclassification adjustments for gains (losses) included in net income                       0               416
                                                                                                  ---------         ---------
    Net unrealized gains (losses)                                                                  (256,663)           82,070
        Income tax expense related to items of other comprehensive income                            89,845           (27,904)
                                                                                                  ---------         ---------
    Other comprehensive income (loss)                                                              (166,818)           54,166
                                                                                                  ---------         ---------

   Comprehensive income                                                                           $ 107,219         $ 292,673
                                                                                                  ---------         ---------
                                                                                                  ---------         ---------

19